maughansullivanllc

A CERTIFIED PUBLIC ACCOUNTING FIRM

PCAOB REGISTERED

www.maughansullivanllc.com

RE:       10B Auditor’s Consent, 1933 Act

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 2, 2018 relating to the financial statements and financial statement schedules of Wizard Entertainment, Inc. (formerly Wizard World, Inc.) for the years ended December 31, 2017 and 2016.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MaughanSullivan LLC

MaughanSullivan LLC

Manchester, VT 05254

October 10, 2018

3556 Main Street	2732 E Water Vista Way	701 Brickell Ave., Ste. 1550	48 Wall Street, 11th Floor
Manchester, VT 05254	Sandy, UT 84093	Miami, FL 33131	New York, NY 10005
802.768.8521	801-910.4221	305.728.5183 t	305.728.5183 t
linda@maughansullivanllc.com	heber@maughansullivanllc.com	305.728.5288 f	305.728.5288 f